Exhibit 99.1

                          Annual Holders' Tax Statement

Summary of Payments for CPS Auto Receivables Trust 1998-4 for the Year Ended December 31, 2000


                                       --------------     ------------------     -----------------
                                       Base Servicing     Principal Payments     Interest Payments
- ----------------------------------     --------------     ------------------     -----------------
CPS Auto Receivables Trust 1998-4      $3,887,269.25        $61,938,630,28         $35,474,509.44
- ----------------------------------     --------------     ------------------     -----------------

                                       -5-